PARI PASSU AGREEMENT

THIS PARI PASSU AGREEMENT dated for reference January 16, 2009 and made,

BETWEEN:

PANGLOBAL BRANDS INC., a company incorporated under the laws of Delaware, having an office at 2853 E. Pico Blvd, Los Angeles, CA 90023;

(the “Debtor”)

AND:

SINECURE HOLDINGS LIMITED, a company incorporated under the laws of the British Virgin Islands, with an address c/o Le Hoedheu, Nazin, Pontivy, France, and CAPELLA INVESTMENTS INC., a company incorporated under the laws of the State of Nevada, with a business address at 5226 Connaught Drive, Vancouver, BC V6M 3G4, Canada;

(collectively, the “Original Lenders”)

AND:

PROVIDENCE WEALTH MANAGEMENT LTD., a company incorporated under the laws of the British Virgin Islands, with an address c/o Mr. Karim Khoury, Chabrier & Partners (Reed Smith), 3 rue du Mont-Blanc P.O. Box 1363 CH - 1211 Geneva 1 Switzerland;

(the “New Lender”)

WITNESSES THAT WHEREAS:

A.                     As security for its current and future indebtedness to the Original Lenders, the Debtor has executed a security agreement dated March 4, 2008 in favour of Original Lenders (the “Original Lenders Security Agreement”) pursuant to which the Debtor granted to the Original Lenders a security interest in certain of the Debtor’s assets (the “Original Lenders Security Interest”);

B.                     As security for its current and future indebtedness to the New Lender, the Debtor has executed a security agreement dated January 16, 2009 in favour of the New Lender (the “New Lender Security Agreement”) pursuant to which the Debtor granted to the New Lender a security interest in certain of the Debtor’s assets (the “New Lender Security Interest”);

C.                      The Original Lenders Security Agreement and the New Lender Security Agreement are sometimes collectively called the “Security Agreements” and each a “Security Agreement”;

D.                      The Original Lenders Security Interest and the New Lender Security Interest are sometimes collectively called the “Security Interests” and each a “Security Interest”; and

E.                      The Original Lenders and the New Lender are sometimes referred to collectively as the “Secured Creditors” and each individually as a “Secured Creditor” and each have agreed that their respective Security Interests shall rank pari passu with each other in all respects.

                          NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.                      Each Secured Creditor hereby consents to the creation by the Debtor of the Security Agreement and Security Interest contained therein in favour of the other Secured Parties and agrees that the creation, registration, filing and existence of such Security Agreement and Security Interest shall not constitute an event of default under its Security Agreement.

2.                      Notwithstanding the order of attachment or perfection of the Security Interests, the Secured Creditors hereby agree that the Security Interests shall have equal priority and that in the event that either Secured Creditor realizes on its Security Interest, the proceeds of any such realization shall be allocated and paid as between the Secured Creditors in proportion to the relative amounts of the indebtedness of the Debtor to each Secured Creditor as at the date of such realization.

3.                      Notwithstanding paragraph 2 above, in the event of failure by either the Original Lenders or the New Lender to either properly perfect or maintain perfection of its Security Interest, then the provisions of this Agreement shall not be applicable and the priority of the security remaining unperfected shall be determined in the ordinary course.

4.                      Third parties shall have no rights or benefits under this Agreement, nor is it intended that any third party shall gain any benefit or advantage as a result of this Agreement.

5.                      Nothing contained in this Agreement is intended to nor shall it impair the obligations of the Debtor to pay to the Secured Creditors the indebtedness secured by respective Security Agreements, respectively, including the principal thereof and any interest thereon, as and when the same shall become due and payable in accordance with their respective terms, nor shall anything herein prevent either Secured Creditor from exercising all remedies otherwise permitted by applicable law upon default under its respective Security Agreement, subject to paragraph 2 and the priorities created by this Agreement.

6.                      In the event that it becomes necessary or desirable for a Secured Creditor to enforce its security, that Secured Creditor agrees to use commercially reasonable efforts to give the other Secured Creditors three (3) business days notice of its intention to enforce its security.

7.                      Each of the Secured Creditors shall furnish to the other from time to time forthwith upon request, information and particulars as to amounts owing by the Debtor to such party and the Debtor hereby consents to such disclosure.

8.                      The parties hereto shall do such further acts and things and execute, register and file such further deeds, documents and assurances which may be reasonably required by any party hereto to give full effect to the intent and purpose of this Agreement.

9.                      This Agreement shall be governed by and construed in accordance with the laws of the State of California and the federal laws of the United States applicable therein and shall be treated in all respects as a California contract.

                          IN WITNESS WHEREOF the parties hereto have caused these presents to be signed as of 16th day of January, 2009.

PANGLOBAL BRANDS INC.

Per:     /s/ Stephen Soller
            Authorized Signatory

SINECURE HOLDINGS LIMITED

Per:     /s/ Wayne Weaver
            Authorized Signatory

CAPELLA INVESTMENTS INC.

Per:     /s/ Peter Hough
            Authorized Signatory

PROVIDENCE WEALTH MANAGEMENT LTD.

Per:     /s/ Charles Shaker
            Authorized Signatory